UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  February 21, 2005

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 2.02  Results of Operations and Financial Condition

The information in this Item 2.02 (including the exhibit referenced below) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On February 21, 2005, Standard Register issued an earnings release announcing its financial results for the fourth quarter ended January 2, 2005.  A copy of the earnings press release is attached as Exhibit 99.1 and is furnished under this Item 2.02.

Item 9.01 Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.

Description

99.1

Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT	THE STANDARD REGISTER COMPANY

Date: February 22, 2005	/s/ Kathryn A. Lamme
By: Kathryn A. Lamme Vice President, General Counsel & Secretary

Exhibit 99.1

Standard Register

600 Albany St.  ·  Dayton, OH   45408

News media contact:

937.221.1000  ·  937.221.1486 (fax)

Julie McEwan · 937.221.1845

www.standardregister.com

julie.mcewan@standardregister.com

Investor contact:

Robert J. Cestelli  ·  937.221.1304

robert.cestelli@standardregister.com

For Release on February 21, 2005 at 8 a.m. EST

Standard Register Reports 2004 Fourth Quarter

and Full-Year Results

DAYTON, Ohio (February 21, 2005) – Standard Register (NYSE: SR) today reported financial results for the fourth quarter and full year 2004, ended January 2, 2005.

Fourth Quarter Results of Operations

     Total revenue on continuing operations for the fourth quarter was $236.2 million, an increase of 6.8 percent over the $221.1 million for the prior year.  Net income for the quarter was $13.4 million, or $0.47 per share, versus a net loss of $24.4 million, or $0.86 per share for the comparable 2003 quarter.

     As previously announced, the Company sold its Equipment Service business to Pitney Bowes near the end of the fourth quarter for $16.8 million.  Under the asset purchase agreement, the buyer assumed selected operating liabilities and purchased substantially all of the assets of the business, with the exception of approximately $3.0 million in accounts receivable retained for collection by Standard Register.  The transaction produced a net after tax gain of $12.8 million, equivalent to $0.45 per share.  The Company has reported the results of operations for the Equipment Service business and the gain on its sale as a discontinued operation.

     The following table, which presents information in a non-GAAP format, is intended to facilitate a comparative analysis of the fourth quarters of 2004 and 2003 by isolating the effect on earnings of several noteworthy items.

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[$ Millions]	Effect on Fourth Quarter Earnings
Continuing Operations	2004	2003	Change
Restructuring Expense	-1.6	-3.9	2.3
Asset Impairment Expense	-0.1	-5.1	5.0
Pension Loss Amortization	-4.4	-2.3	-2.1
Pension Settlement Expense		-25.2	25.2
All Other Operations	6.5	3.2	3.3
Pretax Profit / (Loss)	0.4	-33.3	33.7
Income Tax	0.0	-11.8	11.8
Net Profit / (Loss)	0.4	-21.5	21.9

Net Profit / (Loss) on Discontinued Operations
Operations	0.2	-2.9	3.1
Gain on Sale	12.8		12.8
Total	13.0	-2.9	15.9

Total Net Profit / (Loss)	13.4	-24.4	37.8

     Fourth quarter expenses for restructuring, asset impairment, pension loss amortization, and pension settlement were $6.1 million in the current year, versus $36.5 million in 2003.  All other operations contributed $6.5 million to pretax profits on continuing operations in the quarter, compared to $3.2 million in the prior year.

     The fourth quarter accounting calendar contained an extra week in 2004, which on a pro-rata basis added an estimated $17 million to revenue on continuing operations.   “Adjusting for the extra week, the fourth quarter reflected a continuation of a relatively stable revenue trend established over the preceding five consecutive quarters, which stands in stark contrast to the declines experienced in 2002 and 2003,” said Dennis L. Rediker, president and chief executive officer of Standard Register.  “Excluding the effects of restructuring and asset impairment expenses, our level of profitability has improved in each successive quarter of this year, reflecting the relatively stable revenue pattern and lower costs,” added Rediker.

Total Year Results of Operations

     Revenue on continuing operations for 2004 was $890.2 million, compared to $894.3 million for 2003.  The net loss for the year was $30.2 million, or $1.06 per share, versus a net loss of $39.1 million, or $1.38 per share.

     The following table, which presents information in a non-GAAP format, is intended to facilitate a comparative analysis of the total years 2004 and 2003 by isolating the effect on earnings of several noteworthy items.

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[$ Millions]	Effect on Total Year Earnings
Continuing Operations	2004	2003	Change
Restructuring Expense	-13.6	-20.0	6.4
Asset Impairment Expense	-48.5	-15.9	-32.6
Pension Loss Amortization	-17.4	-8.5	-8.9
Pension Settlement Expense		-25.2	25.2
All Other Operations	6.4	8.1	-1.7
Pretax Profit / (Loss)	-73.1	-61.5	-11.6
Income Tax	-28.4	-23.5	-4.9
Net Profit / (Loss)	-44.7	-38.0	-6.7

Net Profit / (Loss) on Discontinued Operations
Operations	1.7	-1.1	2.8
Gain on Sale	12.8		12.8
Total	14.5	-1.1	15.6

Total Net Profit / (Loss)	-30.2	-39.1	8.9

     Restructuring, impairment, pension loss amortization, and pension settlement expenses totaled $79.5 million in 2004, versus $69.6 million in 2003.  All other operations contributed $6.4 million to pretax profit on continuing operations in 2004, compared to $8.1 million in the previous year.  “We succeeded in bringing relative stability to the top line, but as a result of a competitive marketplace, we have not yet recovered all of the paper cost increases incurred during 2004 and our gross margin was lower,” said Rediker.  “Our on-going   cost-reduction program has helped our results, however, as indicated by SG&A expense to revenue ratios that improved in each quarter as the year progressed,” added Rediker.

Financial Condition

     Cash flow was strong in the quarter.  The balance of net debt, defined as total debt less cash and short-term investments, declined by $30.3 million during the fourth quarter.  Excluding the $16.8 million in proceeds from the sale of the Equipment Services business, net cash flow was a positive $13.5 million during the quarter – after satisfying $7.2 million in capital expenditures, $2.7 million in restructuring spending, and $6.6 million in dividend payments.

    Net cash flow, defined as the change in net debt, improved in each quarter as the year progressed and accumulated to a positive $12.4 million for the total year.  At year-end, net debt stood at $37.3 million, equivalent to 15.4 percent of total capital, reflecting a very strong financial condition.

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Outlook

     “We anticipate that revenue for the first quarter 2005 will come in below that for the just completed fourth quarter, recognizing typical seasonal patterns and the extra week in the 2004 fourth quarter, and we expect our total year revenue to show modest growth on a 52-week fiscal year basis.  We have made good progress toward our previously announced goal to achieve a five-point improvement in pretax operating profit as a percent of revenue for the second half 2005, compared to the first half 2004,” said Rediker.

Presentation of Information in This Press Release

     This press release presents information that excludes restructuring and impairment expense, and amortization of prior years’ pension losses.  These financial measures are considered non-GAAP.  Generally a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles.  Standard Register believes that this information will enhance an overall understanding of its financial performance due to the non-operational nature in the above items and the significant change from period to period.  The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Conference Call

     Standard Register president and chief executive officer Dennis L. Rediker, and chief financial officer Craig J. Brown, will host a conference call at 9 a.m. EST on February 23, 2005, to review the fourth quarter and year-end results.  The call can be accessed via an audio webcast which is accessible at: http://www.standardregister.com/investorcenter.

About Standard Register

     Standard Register (NYSE: SR) is a leading information solutions company, with more than 90 years of innovation in improving the way business gets done in healthcare, financial services, manufacturing and other industries.  The company helps organizations increase efficiency, reduce costs, enhance security and grow revenue by effectively capturing, managing and using information.  Its offerings range from document and label solutions to e-business solutions to consulting and managed services.  More information is available at

www.standardregister.com.

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Safe Harbor Statement

     This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2005 and beyond could differ materially from the Company’s current expectations.

Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

     Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 28, 2003.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

###

		THE STANDARD REGISTER COMPANY

Fourth Quarter		STATEMENT OF OPERATIONS	Y-T-D
14 Weeks Ended	13 Weeks Ended	(In Thousands, except Per Share Amounts)	53 Weeks Ended	52 Weeks Ended
2-Jan-05	28-Dec-03		2-Jan-05	28-Dec-03

$236,162	$221,125	TOTAL REVENUE	$890,249	$894,270

153,297	138,558	COST OF SALES	565,980	552,867

82,865	82,567	GROSS MARGIN	324,269	341,403

		COSTS AND EXPENSES
2,660	3,566	Research and Development	12,900	17,236
66,355	91,755	Selling, General and Administrative	276,995	300,598
11,183	10,960	Depreciation and Amortization	42,909	46,145
-	-	Goodwill impairment	47,059	-
77	5,059	Asset Impairment	1,418	15,910
1,552	3,876	Restructuring	13,609	19,951

81,827	115,216	TOTAL COSTS AND EXPENSES	394,890	399,840

1,038	(32,649)	INCOME (LOSS) FROM CONTINUING OPERATIONS	(70,621)	(58,437)

		OTHER INCOME (EXPENSE)
(716)	(779)	Interest Expense	(2,646)	(4,055)
77	87	Investment and Other Income	209	982
(639)	(692)	Total Other Expense	(2,437)	(3,073)

		INCOME (LOSS) FROM CONTINUING OPERATIONS
399	(33,341)	BEFORE INCOME TAXES	(73,058)	(61,510)

56	(11,876)	Income Tax Expense (Benefit)	(28,362)	(23,533)

343	(21,465)	NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(44,696)	(37,977)

		DISCONTINUED OPERATIONS
195	(2,920)	Income (loss) from discontinued operations, net of taxes	1,658	(1,090)
12,820	-	Gain on sale of discontinued operations, net of taxes	12,820	-

$13,358	($24,385)	NET INCOME (LOSS)	($30,218)	($39,067)

28,543	28,543	Average Number of Shares Outstanding - Basic and Diluted	28,536	28,320

		BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
$0.01	($0.76)	Income (loss) from continuing operations	($1.57)	($1.34)
0.01	(0.10)	Income (loss) from discontinued operations	0.06	(0.04)
0.45	-	Gain on sale of discontinued operations	0.45	-
$0.47	($0.86)	Net income (loss) per share	($1.06)	($1.38)

$0.23	$0.23	Dividends Paid Per Share	$0.92	$0.92

		BALANCE SHEET
		(In Thousands)	2-Jan-05	28-Dec-03

		ASSETS
		Cash & Short Term Investments	$44,088	$76,959
		Accounts Receivable	128,396	125,943
		Inventories	51,796	49,757
		Other Current Assets	27,960	31,247
		Total Current Assets	252,240	283,906

		Plant and Equipment	147,160	165,538
		Goodwill and Intangible Assets	19,746	68,623
		Deferred Taxes	86,505	74,209
		Other Assets	37,322	36,681

		Total Assets	$542,973	$628,957

		LIABILITIES AND SHAREHOLDERS' EQUITY
		Current Portion Long-Term Debt	$80,549	$12
		Current Liabilities	108,475	99,811
		Deferred Compensation	16,832	15,526
		Long-Term Debt	867	125,000
		Retiree Healthcare	46,826	49,769
		Pension Liability	83,273	89,608
		Other Long-Term Liabilities	746	643
		Shareholders' Equity	205,405	248,588

		Total Liabilities and Shareholders' Equity	$542,973	$628,957

Endnotes

NEWS RELEASE